As filed with the Securities and Exchange Commission on July 29, 2021

Registration No. 333-255112

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	5084	26-0014658
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

44370 Old Warm Springs Blvd.,

Fremont, CA 94538

(510) 668-0881

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Howard Doong

Chief Executive Officer

44370 Old Warm Springs Blvd.,

Fremont, CA 94538

(510)-668-0881- telephone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Louis Taubman, Esq.	Ross D. Carmel, Esq.
Joan Wu, Esq.	Jeffrey P. Wofford, Esq.
Hunter Taubman Fischer & Li LLC	Carmel, Milazzo & Feil
800 Third Avenue, Suite 2800	55 West 39th Street, 18th Floor
New York, New York 10022	New York, New York 10018
(917) 512-0827- telephone	Telephone: (212) 658-0458
Louis Taubman, Esq.

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Units (4)	$7,187,500.00	$784.16
Common Stock included in the Units, par value $0.001 per share (5)	—	—
Warrants to purchase common stock (5)	—	—
Common Stock issuable upon exercise of the Series A Warrants, which are included in the Units	$8,625,000.00	$940.99
Common Stock issuable upon exercise of the Series B Warrants, which are included in the Units	$11,500,000.00	$1,254.65
Representative’s Warrants (6)	—	—
Common Stock underlying Representative’s Warrants (6)	$359,375.00	$39.21
Total	$27,671,875.00	$3,019.01	(7)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.
(3)	Includes the price of additional shares of common stock and warrants to purchase common stock that the underwriters have the option to purchase to cover over-allotments, if any, within 45 days after the date of this prospectus.
(4)	Each Unit includes (i) one share of common stock, (ii) one Series A Warrant and (iii) one Series B Warrant.
(5)	Included in the price of the units. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriter’s warrants by assuming that such warrants are exercisable at a price per share equal to 100% of the public offering price of the common stock in the Units sold in this offering, and that the number of shares of common stock underlying the underwriter’s warrants equal to five percent (5%) of the number of the common stock in the Units offered in this offering.
(7)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 5 (this “Pre-Effective Amendment No. 5”) to the Registration Statement on Form S-1 (File No. 333-255112), initially filed on April 8, 2021 and amended on May 14, 2021, June 21, 2021, July 21, 2021 and July 28, 2021 (collectively, the “Registration Statement”), is being filed to (i) file an updated form of the following agreements, which have been previously filed, but have since been revised: (x) the form of Series A and Series B Warrant (Section 3(d) was revised to clarify the black-scholes formula used for payment after a Fundamental Transaction, as such term is defined in the warrants) and (y) the Underwriting Agreement (Section 5(a)(xii) was revised to clarify the status of shares issued to consultants and to prohibit the Company from conducting a Variable Rate Transaction (as defined in the Underwriting Agreement) for a period of 12 months after the Offering closes), and (ii) include all fees in the offering expense table. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The preliminary prospectus is unchanged and has therefore been omitted.

No additional securities are being registered under this Pre-Effective Amendment No. 5. All applicable registration fees were previously paid.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agents’ fees, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee	$3,019.01
FINRA filing fee	$4,683.14
Legal fees and expenses	$165,000.00
Accounting fees and expenses	$38,000.00
Transfer agent and registrar fees	$50,000.00
Nasdaq fee	$65,000.00
Printing and engraving fees	$7,500.00
Miscellaneous fees and expenses	$1,797.85
Total	$335,182.00

All amounts are estimated, except the U.S. Securities and Exchange Commission registration fee, the NASDAQ listing fee and the FINRA filing fee.

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Articles of Incorporation and Bylaws

Our articles of incorporation, as amended, do not include specific provisions relating to the indemnification of our directors or officers.

Our bylaws provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Company’s Articles or Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Company’s Articles of Incorporation or Bylaws. The Company’s obligations of indemnification, if any, shall be conditioned on the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company.

Item 15. Recent Sales of Unregistered Securities

During the last three years, the Company has not issued unregistered securities to any person, except as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Registrant, to information about the Registrant.

Between January 1, 2018 and August 6, 2019, the Company issued convertible notes of an aggregate amount of $800,000 to three non-U.S. investors for the Company’s general working capital purposes in reliance on an exemption from registration set forth in section 4(2) of the Securities Act of 1933, as amended.

On February 8, 2019, after the Merger, the Company issued 74,997,546 shares to the shareholders of BioLite and 29,561,231 shares to the shareholders of BioKey.

On June 30, 2019, the Company entered into a Stock Purchase Agreement with BioFirst, pursuant to which the Company agreed to issue 428,571 shares of the Company’s common stock to BioFirst in consideration for $3,000,000 owed by the Company to BioFirst. These common shares have been issued during the year ended December 31, 2019.

On August 1, 2019, the Company entered into certain agreements to convert certain related party debts in an aggregate amount of $4,872,340 into shares of our common stock at a conversion price of $7.00 per share, which are being issued as of the date of this prospectus.

On April 5, 2020 and April 20, 2020, the Company entered into certain exchange agreements separately with certain U.S. and non-U.S. holders who are holders of certain convertible promissory notes issued by the Company in the aggregate amount of $1,446,780. Pursuant to the exchange agreements, the Company agreed to issue to the Holders an aggregate of 795,735 shares of the Company’s common stock, and warrants to purchase 795,735 shares of common stock.

Each warrant is exercisable upon issuance and expires three years from the date of issuance. The initial exercise price of the warrant is $5.00, subject to stock, splits, stock dividend and other similar events. In addition, when the closing price of the common stock equals or exceeds $9.00 per share for twenty Trading Days (as defined in the exchange agreements) during any thirty-day period, the Company shall have the right to require the holders to exercise all or any portion of the note holders’ warrants for a cash exercise. On September 30, 2020, the Company has issued such note holders’ shares warrants to the holders and closed the transactions contemplated by the Exchange Agreements. The note holder’s shares and warrants were exempt from the registration requirements of the Securities Act, pursuant to Regulation S and Regulation D promulgated thereunder.

In May 2020, the Company received capital contributions of approximately $1,602,040 in cash from 40 investors through private placements of the sale of certain number of Common Stocks for the purchase price of $2.25 per share of Common Stock and a free warrant attaches with each Common stock that was purchased. The exercise price of the warrant is at $6.00 per common stock with a mandatory redemption at $9.00 per common stock pursuant to the terms and conditions of the warrants.

On July 8, 2020, the Company entered an agreement with View Trade Securities Inc. (“ViewTrade”) to engage ViewTrade as the placement agent and the Company’s advisor with respect to its ongoing capital events. Pursuant to the agreement, the Company agreed to pay View Trade (“ViewTrade Securities”) 60,000 restricted common shares of the Company and 60,000 warrants to purchase common shares of the Company at an exercise price of $6 per share for a period of 5 years with cashless exercise provision.

As of December 31, 2020, the Company has issued 60,000 shares of common stock to ViewTrade for the advisory services with an estimated value of $135,000. The warrants were never issued and the parties mutually agreed to terminate the agreement on November 19, 2020. As a termination fee, the Company agreed to issue ViewTrade 50,000 restricted common shares of the Company.

Also on November 19, 2020, the Company and ViewTrade agreed to a new Advisory agreement under which ViewTrade was engaged to provide advisory services only. In addition to a retainer fee, the Company agreed to issue 200,000 warrants, with an exercise price of $2.25, an industry standard cashless exercise provision, and a term of 5 years from November 19, 2020.

On September 30, 2020, the Company also issued to Ever Adventure inv. (Formosa) Consultant Co., Ltd. (or its designee), Jinwei International Co., Ltd. (or its designee), and Thalia Media Ltd. (or its designee) (the “Consultants”) 120,000 shares, 180,000 shares and 120,000 shares of common stock (collectively, “Consultants’ Shares”), respectively, as their compensation as the Company’s investor relations and business development advisors. Each Consultant has entered into certain consulting agreement with the Company.

On September 30, 2020, the Company issued an aggregate of 795,735 shares of Common Stock to five previous note holders, who had converted their outstanding principals and accrued and unpaid interests during the nine months ended September 30, 2020.

On November 8, 2020, the Company entered into an exchange agreement with a holder of convertible promissory notes issued by the Company in the aggregate amount of $270,272. Pursuant to the exchange agreements, the Company agreed to issue to the Holder an aggregate of 120,121 shares of the Company’s common stock, and warrants to purchase 120,121 shares of common stock. On December 31, 2020, the Company issued an aggregated of 120,121 shares of Common Stock to the note holder.

On November 11, 2020, the Company conducted a closing with regard to certain securities purchase agreements (the “SPAs”) dated October 23, 2020, separately with two non-U.S. investors (the “Investors”). Each of the Investors agreed to purchase and the Company agreed to sell to each of the Investors 1,111,112 shares of the Company’s common stock, and warrants to purchase 1,111,112 shares of common stock, for a purchase price of $2,500,000. The warrants are exercisable upon issuance and expires three years from the date of issuance. The initial exercise price of the warrants is $6.00, subject to stock, splits, stock dividend and other similar events. In addition, when the closing price of the common stock equals or exceeds $9.00 per share for twenty Trading Days (as defined in the exchange agreements) during any thirty-day period, the Company shall have the right to require the investors to exercise all or any portion of the warrants for a cash exercise. The aggregate net proceeds of the Offering were $5,000,000. The Company and the investors further agreed to amend the terms of the SPA to permit the closing of the offering to occur on a rolling basis.

During the year ended December 31, 2020, the Company entered into consulting agreements with four service providers for consulting and advisory services, pursuant to which the Company agreed to pay the service fee by issuing 521,887 shares of unrestricted common shares, valued at the closing price from $2 to $3.68 per share on the grant date. As of December 31, 2020, these shares have been issued.

During the year ended December 31, 2019, the Company entered into service agreements with Euro-Asia Investment & Finance Corp Ltd. (a related party), Ever Adventure inv. (Formosa) Consultant Co., Ltd., New Eastern Asia (a related party),and Kimho Consultants Co., Ltd. (a related party) for the maintenance of the listing in the U.S. stock exchange market, investor relations, and business development. Pursuant to the agreements, the Company issued 644,972 shares of the Company’s common stock for the consulting service from July 2019 to July 2024 for the service fee of $4,514,800 in aggregate, and recorded as stock subscription receivable. As of December 31, 2020 and 2019, stock subscription receivable was $3,160,360 and $4,063,320, respectively.

The Company paid the following fees to a FINRA member firm in connection with the Offering: (i) a cash success fee of $175,000 and (ii) warrants to purchase a number of shares of Common Stock equal to 7% of the number of shares of Common Stock sold in this offering, at an exercise price per share equal to $6.00 subject to adjustment (the “Comp Warrants”). The Comp Warrants are exercisable on a cashless basis, at the holder’s discretion.

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description
1.1	Form of Underwriting Agreement (filed herewith)

2.1	Share Exchange Agreement, dated February 8, 2016 (1)

3.1	Articles of Incorporation of the Company (2)

3.2	Bylaws of the Registrant, as amended and currently in effect (3)

3.3	Certificate of Amendment to Articles of Incorporation filed on March 21, 2016 (4)

3.4	Certificate of Amendment to Articles of Incorporation filed on December 21, 2016 (5)

3.5	Certificate of Amendment to Articles of Incorporation, filed on May 3, 2019 (6)

3.6	Certificate of Amendment to Articles of Incorporation, filed on April 2, 2020 (28)

3.6	Certificate of Designations for Series A Convertible Preferred Stock (27)

4.1	Form of the Registrant’s Common Stock certificate*

4.2	Form of Series A Warrant (filed herewith)

4.3	Form of Series B Warrant (filed herewith)

4.3	Form of Representative’s Warrant (35)

4.4	Form of Warrant Agent Agreement (37)

4.5	Form of Lock-Up Agreement (36)

5.1	Opinion of Hunter Taubman Fischer & Li LLC, as to the validity of the Common Stock and Purchase Warrants (38)

10.1	Collaboration Agreement dated December 29, 2015 (7)

10.2	Collaborative Agreement and Milestone Payment Agreement dated June 9, 2016 (8)

10.3	Addendum to the Collaboration Agreement dated January 12, 2017 (9)

10.4	Collaboration Agreement with BioFirst dated July 24, 2017 (10)

10.5	Co-Development Agreement with Rgene dated May 26, 2017 (11)

10.6	Employment Agreement with Dr. Howard Doong (12)

10.7	Employment Agreement with Dr. Chi-Hsin Richard King (13)

10.8	Business Loan Agreement entered by and between Cathay Bank and the Company (14)

10.9	Promissory Note entered by The Company (15)

10.10	Form of Commercial Security Agreement (16)

10.11	Form of Conversion Agreement (17)

10.12	Form of Warrant issued to the Holders pursuant to the Exchange Agreement dated April 20, 2020 (22)

10.13	Form of Exchange Agreement entered into by and between the Company and the non-US Holder dated April 20, 2020 (23)

10.14	Form of Warrant issued to the Holders pursuant to the Exchange Agreement dated April 5, 2020 (24)

10.15	Form of Exchange Agreement entered into by and between the Company and the US Holder dated April 5, 2020 (25)

10.16	Form of Exchange Agreement entered into by and between the Company and the non-US Holder dated April 5, 2020 (26)

10.17	Amendment to Co-Development Agreement with Rgene (29)

10.18	Amended and Restated 2016 Equity Incentive Plan (33)

10.19	Amendment No. 1 to Promissory Note (34)

14.1	Code of Ethics (18)

21.1	List of significant subsidiaries of ABVC*

23.1	Consent of Hunter Taubman Fischer & Li LLC (19) (Included in Exhibit 5.1)

23.2	Consent of KCCW Accountancy Corp (39)

99.1	Charter of the Audit Committee (30)

99.2	Charter of the Compensation Committee (31)

99.3	Charter of the Nominating and Corporate Governance Committee (32)

*	As previously filed.
**	To be filed by amendment.

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 16, 2016.
(2)	Incorporated by reference to Exhibit 3.01 to the Company’s Form SB-2 filed on June 28, 2002.

(3)	Incorporated by reference to Exhibit 3.02 to the Company’s Form SB-2, filed on June 28, 2002.
(4)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 28, 2016.
(5)	Incorporated by reference to Exhibit 3.4 to the Company’s Form S-1, filed on September 13, 2016.
(6)	Incorporated by reference to Exhibit 3.1 in the current report on Form 8-K with the Securities and Exchange Commission on May 8, 2019.
(7)	Incorporated by reference to Exhibit 10.2 the Company’s Current Report on Form 8-K, filed on February 16, 2016.
(8)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on June 9, 2016.
(9)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on February 22, 2017.
(10)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 24, 2017.
(11)	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on May 30, 2017.
(12)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 20, 2017.
(13)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on September 20, 2017.
(14)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(15)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(16)	Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on February 1, 2019.
(17)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 6, 2019.
(18)	Incorporated by reference to Exhibit 14.1 to the Company’s Amendment No.1 to Form S-1, filed on November 14, 2016.
(19)	Included as Exhibit 5.1.
(20)	Incorporated by reference to Exhibit 1.1 to the Company’s Form S-1, filed on August 6, 2019.
(21)	Incorporated by reference to Exhibit 4.2 to the Company’s Form S-1, filed on August 6, 2019.
(22)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 24, 2020.
(23)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 24, 2020.
(24)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 14, 2020.
(25)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 14, 2020.
(26)	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 14, 2020.
(27)	Incorporated by reference to Exhibit 3.6 to the Company’s Amendment No.2 to Form S-1, filed on June 28, 2019.
(28)	Incorporated by reference to Exhibit 3.1 in the current report on Form 8-K with the Securities and Exchange Commission on April 7, 2020.
(29)	Incorporated by reference to Exhibit 10.17 to the Company’s Form S-1, filed on November 24, 2020.
(30)	Incorporated by reference to Exhibit 99.1 to the Company’s Form S-1, filed on November 24, 2020.
(31)	Incorporated by reference to Exhibit 99.2 to the Company’s Form S-1, filed on November 24, 2020.
(32)	Incorporated by reference to Exhibit 99.3 to the Company’s Form S-1, filed on November 24, 2020.
(33)	Incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed on March 16, 2021.
(34)	Incorporated by reference to Exhibit 10.3 in the current report on Form 8-K with the Securities and Exchange Commission on June 8, 2021.
(35)	Incorporated by reference to Exhibit 4.3 to the Company’s Amendment No.3 to Form S-1, filed on July 21, 2021.
(36)	Incorporated by reference to Exhibit 4.5 to the Company’s Amendment No.3 to Form S-1, filed on July 21, 2021.
(37)	Incorporated by reference to Exhibit 4.4 to the Company’s Amendment No.3 to Form S-1, filed on July 28, 2021.
(38)	Incorporated by reference to Exhibit 5.1 to the Company’s Amendment No.3 to Form S-1, filed on July 28, 2021.
(39)	Incorporated by reference to Exhibit 23.2 to the Company’s Amendment No.3 to Form S-1, filed on July 28, 2021.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taipei on July 29, 2021.

ABVC BioPharma, Inc.

By:	/s/ Howard Doong
Name:	Howard Doong
Title:	Chief Executive Officer

ABVC BioPharma, Inc.

By:	/s/ Chihliang An
Name:	Chihliang An
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Doong as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Howard Doong	President and Chief Executive Officer	July 29, 2021
Howard Doong	(Principal Executive Officer)

/s/ Chihliang An	Chief Financial Officer	July 29, 2021
Chihliang An	(Principal Financial and Accounting Officer)

/s/ Eugene Jiang	Chairman of the Board of Directors and	July 29, 2021
Eugene Jiang	Chief Business Officer

/s/ Tsang Ming Jiang	Director	July 29, 2021
Tsang Ming Jiang

/s/ Ming-Fong Wu	Director	July 29, 2021
Ming-Fong Wu

/s/ Yen-Hsin Chou	Director	July 29, 2021
Yen-Hsin Chou

/s/ Norimi Sakamoto	Director	July 29, 2021
Norimi Sakamoto

/s/ Tsung-Shann Jiang	Chief Strategy Officer and Director	July 29, 2021
Tsung-Shann Jiang

/s/ Chang-Jen Jiang	Director	July 29, 2021
Chang-Jen Jiang

/s/ Shin-Yu Miao	Director	July 29, 2021
Shin-Yu Miao

/s/ Yoshinobu Odaira	Director	July 29, 2021
Yoshinobu Odaira

/s/ Shih-Chen Tzeng	Director	July 29, 2021
Shih-Chen Tzeng

/s/ Hwalin Lee	Director	July 29, 2021
Hwalin Lee